UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 9, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 9, 2012, the Company’s Board of Directors established approved and recommended that the Company increase its authorized shares of common stock from 150,000,000 to 475,000,000 and that the proposed action be submitted to a vote of its shareholders. The purpose of the action is to enable to Company to complete the Share Exchange Agreement with Resource Technology Corporation pursuant to which the Company will be required to issue 300,000,000 shares of its common stock to the shareholders of Resource Technology Corporation (“RTC Transaction”) (See Company’s Form 8-K filed with the Securities and Exchange Commission on May 17, 2013). The Share Exchange Agreement was previously approved an independent committee of Directors, however subject to subsequent approval of the Company’s shareholders. The record date established by the Board of Directors was July 9, 2013 (“Record Date”).

Under Delaware General Corporation Law (“DGCL”) a majority stockholder vote is required in order for the Company to approve the increase in authorized shares of common stock. In addition, the Share Exchange Agreement required the Company’s shareholder’s approve the RTC Transaction. The approval of the RTC Transaction and the increase in authorized shares of common stock as described above are hereinafter referred to as the “Proposed Actions.”

VOTE BY SHAREHOLDERS AND

ACTION IN LIEU OF SHAREHOLDERS MEETING

The Company intends to seek the written consent of stockholders as of July 9, 2013 holding in excess of a majority of the voting stock to affect the Proposed Actions. If the proposed action were not adopted by written consent, it would have been required to be considered by the Company’s stockholders at special stockholders meeting.

The elimination of the need for a special meeting of stockholders to take such action is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize of take such action at a shareholders meeting, may be substituted for such a special meeting.

The Record Date established by the Company for purposes of determining a number of outstanding shares of voting capital stock of the Company for the actions stated herein is July 9, 2013. The only voting capital stock outstanding of the company is its common stock. On the Record Date, the total issued and outstanding shares of common stock of the Company was 120,857,912.

The Company intends to file a notice to non-voting stockholders in the form of a Schedule 14C Information Statement. Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other stockholders; who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters rights under the DGCL are afforded to the company stockholders as a result of the action to be taken.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the record date, there were 120,857,912 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. On matters submitted to a shareholder votes a majority vote of shareholders are required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends in rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the company. There are no restrictions on repurchases of common stock by the company related to dividend or sinking fund installment arrearages.

As of July 9, 2013, the Company had 308 shareholders of record of our common stock. Although there are no restrictions on the Company’s ability to declare or pay dividends, the Company has not declared or paid any dividends since our inception and does not anticipate paying dividends in the future.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chief Executive Officer
Date: July 15, 2013